Subsidiaries of the Company **Exhibit 21.1**

BORGWARNER INC. (Parent)* NAME OF SUBSIDIARY	JURISDICTION
B80 Italia S.r.l.	Italy
BorgWarner Aftermarket Europe GmbH	Germany
BorgWarner Alternators Inc.	Delaware
BorgWarner Arden LLC	Delaware
BorgWarner Arnstadt RE GmbH & Co. KG	Germany
BorgWarner Asia Inc.	Delaware
BorgWarner Automotive Asia Limited	Hong Kong
BorgWarner Automotive Components (Beijing) Co., Ltd.	China
BorgWarner Automotive Components (Jiangsu) Co., Ltd.	China
BorgWarner Automotive Components (Ningbo) Co., Ltd.	China
BorgWarner Automotive Components (Tianjin) Co., Ltd.	China
BorgWarner Automotive Components (Wuhan) Co., Ltd.	China
BorgWarner Brasil Ltda.	Brazil
BorgWarner (China) Investment Co., Ltd.	China
BorgWarner Comercializadora PDS, S. de R.L. de C.V.	Mexico
BorgWarner Componentes PDS, S. de R.L. de C.V.	Mexico
BorgWarner Chungju Co., Ltd.	South Korea
BorgWarner Comercial e Distribuidora de Pecas para Veiculos Automotores Ltda.	Brazil
BorgWarner Cooling Systems (India) Private Limited	India
BorgWarner Cooling Systems GmbH	Germany
BorgWarner Diversified Transmission Products Inc.	Delaware
BorgWarner Diversified Transmission Products Services Inc.	Delaware
BorgWarner Drivetrain de Mexico S.A. de C.V.	Mexico
BorgWarner Drivetrain Engineering GmbH	Germany
BorgWarner Drivetrain Management Services de Mexico S.A. de C.V.	Mexico

Subsidiaries of the Company Exhibit 21.1 BorgWarner Electric Motors, L.L.C. Virginia BorgWarner Emissions Systems Ltda. Brazil BorgWarner Emissions Systems Holding LLC Delaware BorgWarner Emissions Systems India Private Limited India BorgWarner Emissions Systems LLC Delaware BorgWarner Emissions Systems of Michigan Inc. Delaware BorgWarner Emissions Systems Portugal, Unipessoal LDA Portugal BorgWarner Emissions Systems (Ningbo) Co., Ltd. China BorgWarner Emissions Systems Spain, S.L.U. Spain BorgWarner Emissions Talegaon Private Limited India BorgWarner Engineering Ketsch RE GmbH & Co. KG Germany BorgWarner Engineering Kibo RE GmbH & Co. KG Germany BorgWarner Esslingen GmbH Germany BorgWarner Europe GmbH Germany Borg Warner Europe Holdings (PDS) B. V. Netherlands BorgWarner Europe Holding S.a. r. l. Luxembourg BorgWarner Europe LLC Delaware BorgWarner Gateshead Limited United Kingdom BorgWarner Germany REH GmbH Germany BorgWarner Germany REM GmbH Germany BorgWarner Germany Verwaltungs GmbH Germany BorgWarner Global Holding S.a. r. l. Luxembourg BorgWarner Heidelberg I RE GmbH & Co. KG Germany BorgWarner Heidelberg II RE GmbH & Co. KG Germany BorgWarner Heidelberg REH GmbH Germany BorgWarner Heidelberg REM GmbH Germany BorgWarner Holding Inc. Delaware BorgWarner Holdings Limited United Kingdom

Subsidiaries of the Company Exhibit 21.1 BorgWarner Hungary Kft. Hungary BorgWarner India Holdings Inc. Delaware BorgWarner Investment Holding Inc. Delaware BorgWarner IT Services Europe GmbH Germany BorgWarner Ithaca LLC Delaware BorgWarner Ketsch Plant RE GmbH & Co. KG Germany BorgWarner Ketsch REH GmbH Germany BorgWarner Ketsch REM GmbH Germany BorgWarner Kibo RE GmbH & Co. KG Germany BorgWarner Korea Holdings LLC Delaware BorgWarner Korea Holdings (PDS) B.V. Netherlands BorgWarner Limited United Kingdom BorgWarner Ludwigsburg GmbH Germany BorgWarner Ludwigsburg RE GmbH & Co. KG Germany BorgWarner Markdorf Plant RE GmbH & Co. KG Germany BorgWarner Markdorf REH GmbH Germany BorgWarner Markdorf REM GmbH Germany BorgWarner Massachusetts Inc. Delaware BorgWarner Mauritius Holdings Ltd. Mauritius BorgWarner Mexico Holdings LLC Delaware BorgWarner Morse Systems Italy S.r.l. Italy BorgWarner Morse Systems Japan K.K. Japan BorgWarner Morse Systems Korea Ltd. South Korea BorgWarner Morse TEC LLC Delaware BorgWarner Morse Systems Mexico, S.A. de C.V. Mexico BorgWarner Morse Systems India Private Limited India BorgWarner Muggendorf RE GmbH & Co. KG Germany BorgWarner Netherlands Holdings (PDS) B.V. Netherlands

Subsidiaries of the Company Exhibit 21.1 BorgWarner NW Inc. Delaware BorgWarner Oberboihingen RE GmbH & Co. KG Germany BorgWarner Oroszlany Kft. Hungary BorgWarner PDS (Anderson), L.L.C. Delaware BorgWarner PDS Brasil Produtos Automotivos Ltda. Brazil BorgWarner PDS (Changnyeong) Inc. South Korea BorgWarner PDS (Indiana) Inc. Delaware BorgWarner PDS Irapuato, S. de R.L. de C.V. Mexico BorgWarner PDS (Livonia) Inc. Delaware BorgWarner PDS Mexico Holdings, S. de R.L. de C.V. Mexico BorgWarner PDS (Ochang) Inc. South Korea BorgWarner PDS Technologies, L.L.C. Delaware BorgWarner PDS (Thailand) Limited Thailand BorgWarner PDS (USA) Inc. Delaware BorgWarner Poland Sp. z o.o. Poland BorgWarner (Reman) Holdings, L.L.C. Delaware BorgWarner Rzeszów Sp. z o.o. Poland BorgWarner Shenglong (Ningbo) Co., Ltd. China BorgWarner South Asia LLC Delaware BorgWarner Southborough Inc. Delaware BorgWarner Spain Holding, S.L.U Spain BorgWarner Sweden AB Sweden BorgWarner Systems Lugo S.r.l. Italy BorgWarner (Thailand) Limited Thailand BorgWarner Thermal Systems Inc. Delaware BorgWarner Thermal Systems of Michigan Inc. Delaware BorgWarner TorqTransfer Systems Beijing Co., Ltd. China BorgWarner Tralee Ltd. Ireland

Subsidiaries of the Company Exhibit 21.1 BorgWarner Transmission Systems Arnstadt GmbH Germany BorgWarner Transmission Systems GmbH Germany BorgWarner Transmission Systems Korea Ltd. South Korea BorgWarner Transmission Systems LLC Delaware BorgWarner Transmission Systems Tulle S.A.S. France BorgWarner Trustees Limited United Kingdom BorgWarner Turbo & Emissions Systems France S.A.S. France BorgWarner Turbo and Emissions Systems Mexico de Mexico S.A. de C.V. BorgWarner Turbo Systems Engineering GmbH Germany BorgWarner Turbo Systems GmbH Germany BorgWarner Turbo Systems LLC Delaware BorgWarner Turbo Systems of Michigan Inc. Delaware BorgWarner Turbo Systems Worldwide Headquarters GmbH Germany BorgWarner United Transmission Systems Co., Ltd. China BorgWarner USA Industries, L.L.C. Delaware BorgWarner Waterloo Inc. Canada BorgWarner Wrexham Limited United Kingdom BW El Salto, S.A. De C.V. Mexico BWA Receivables Corporation Delaware BWA Turbo Systems Holding LLC Delaware Cascadia Motion LLC Delaware Creon Insurance Agency Limited United Kingdom Kuhlman LLC Delaware Kysor Europe Limited United Kingdom M. & M. Knopf Auto Parts, L.L.C. Delaware New PDS Corp. Delaware NSK-Warner K.K. Japan NSK-Warner Mexico, S.A. de C.V . Mexico

Subsidiaries of the Company Exhibit 21.1 NSK-Warner (Shanghai) Co., Ltd. China NSK-Warner U.S.A., Inc. Michigan Old Remco Holdings, L.L.C. Delaware Old Remco International Holdings, L.L.C. Delaware Remy Electric (Wuhan) Limited China SeohanWarner Turbo Systems, Ltd. South Korea Sevcon GmbH Germany Sevcon New Energy Technology (Hubei) Company Limited China Sevcon SAS France Sevcon S.r.l. Italy Transmission Systems AutoForm Ltd. South Korea *This list includes significant equity investees